Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Charter Communications, Inc.

    on behalf of its indirect subsidiaries,

    CCO Holdings, LLC, CCO Holdings Capital Corp., and CCOH Safari, LLC

We consent to the incorporation by reference in the registration statement on Form S-3 of Charter Communications, Inc., CCO Holdings, LLC, CCO Holdings Capital Corp., and CCOH Safari, LLC, in connection with the registration of debt securities, of our report dated February 20, 2014, with respect to the consolidated balance sheets of Charter Communications, Inc. and subsidiaries (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive loss, shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Charter Communications, Inc., and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated February 20, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, contains an explanatory paragraph that states that the Company acquired Bresnan Broadband Holdings, LLC and subsidiaries (Bresnan) in July 2013 and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, Bresnan’s internal control over financial reporting associated with 10% and 3% of the Company’s total assets and total revenues, respectively, included in the consolidated financial statements of the Company as of and for the year ended December 31, 2013. Our audit of internal control over financial reporting of the Company as of December 31, 2013 also excluded an evaluation of the internal control over financial reporting of Bresnan.

(signed) KPMG LLP

St. Louis, Missouri

October 28, 2014